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                                                                    EXHIBIT 3.5

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                     THIRD AMENDED AND RESTATED AGREEMENT

                            OF LIMITED PARTNERSHIP

                                      OF

                          GOTHAM GOLF PARTNERS, L.P.

                             DATED AS OF [      ]

   THE SECURITIES ISSUED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER ANY STATE
SECURITIES LAWS AND, AS SUCH, THEY MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED
AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS THE SECURITIES HAVE
BEEN QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES
LAWS OR UNLESS SUCH QUALIFICATION AND REGISTRATION IS NOT LEGALLY REQUIRED.
TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT MAY BE FURTHER SUBJECT
TO THE RESTRICTIONS, TERMS AND CONDITIONS SET FORTH HEREIN.

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                               TABLE OF CONTENTS

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
ARTICLE 1
   DEFINED TERMS.........................................................................   1
ARTICLE 2
   ORGANIZATIONAL MATTERS................................................................   8
   Section 2.1   Organization and Continuation...........................................   8
   Section 2.2   Name....................................................................   8
   Section 2.3   Registered Office and Agent; Principal Office...........................   9
   Section 2.4   Power of Attorney.......................................................   9
   Section 2.5   Term....................................................................  10
ARTICLE 3
   PURPOSE...............................................................................  10
   Section 3.1   Purpose and Business....................................................  10
   Section 3.2   Powers..................................................................  10
ARTICLE 4
   CAPITAL CONTRIBUTIONS.................................................................  10
   Section 4.1   Capital Contributions of the Partners...................................  10
   Section 4.2   Issuances of Additional Partnership Interests...........................  10
   Section 4.3   No Preemptive Rights....................................................  11
ARTICLE 5
   DISTRIBUTIONS.........................................................................  11
   Section 5.1   Requirement and Characterization of Distributions; Tax Loans............  11
   Section 5.2   Amounts Withheld........................................................  13
   Section 5.3   Distributions upon Liquidation..........................................  13
ARTICLE 6
   ALLOCATIONS...........................................................................  13
   Section 6.1   Allocations for Capital Account Purposes................................  13
ARTICLE 7
   MANAGEMENT AND OPERATIONS OF BUSINESS.................................................  15
   Section 7.1   Management..............................................................  15
   Section 7.2   Certificate of Limited Partnership......................................  16
   Section 7.3   Restrictions on General Partner's Authority.............................  17
   Section 7.4   Reimbursement of the General Partner and GGC; Advances to the
                   General Partner and GGC...............................................  17
   Section 7.5   Outside Activities of the General Partner; Partnership Opportunities....  17
   Section 7.6   Contracts with Affiliates and Related Matters...........................  18
   Section 7.7   Indemnification.........................................................  19
   Section 7.8   Liability of the General Partner........................................  20
   Section 7.9   Other Matters Concerning the General Partner............................  20
   Section 7.10  Title to Partnership Assets.............................................  20
   Section 7.11  Reliance by Third Parties...............................................  21
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
ARTICLE 8
   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.....................................  21
   Section 8.1   Limitation of Liability..........................................  21
   Section 8.2   Management of Business...........................................  21
   Section 8.3   Outside Activities of Limited Partners...........................  21
   Section 8.4   Return of Capital................................................  21
   Section 8.5   Rights of Limited Partners Relating to the Partnership...........  22
   Section 8.6   Redemption Right.................................................  22
ARTICLE 9
   BOOKS, RECORDS, ACCOUNTING AND REPORTS.........................................  23
   Section 9.1   Records and Accounting...........................................  23
   Section 9.2   Fiscal Year......................................................  24
ARTICLE 10
   TAX MATTERS....................................................................  24
   Section 10.1  Preparation of Tax Returns.......................................  24
   Section 10.2  Tax Elections....................................................  24
   Section 10.3  Tax Matters Partner..............................................  24
   Section 10.4  Organizational Expenses..........................................  25
   Section 10.5  Withholding......................................................  25
ARTICLE 11
   TRANSFERS AND WITHDRAWALS......................................................  26
   Section 11.1  Transfer.........................................................  26
   Section 11.2  Limited Partners' Rights to Transfer.............................  26
   Section 11.3  Substituted Limited Partners.....................................  27
   Section 11.4  General Provisions...............................................  27
ARTICLE 12
   ADMISSION OF PARTNERS..........................................................  27
   Section 12.1  Admission of Successor General Partner...........................  27
   Section 12.2  Admission of Additional Limited Partners.........................  28
   Section 12.3  Amendment of Agreement and Certificate of Limited Partnership....  28
ARTICLE 13
   DISSOLUTION AND LIQUIDATION....................................................  28
   Section 13.1  Dissolution......................................................  28
   Section 13.2  Winding Up.......................................................  29
   Section 13.3  Compliance with Timing Requirements of Regulations...............  29
   Section 13.4  Deemed Distribution and Recontribution...........................  30
   Section 13.5  Rights of Limited Partners.......................................  30
   Section 13.6  Notice of Dissolution............................................  30
   Section 13.7  Cancellation of Certificate of Limited Partnership...............  30
   Section 13.8  Reasonable Time for Winding Up...................................  30
   Section 13.9  Waiver of Partition..............................................  30
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
ARTICLE 14
   AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS............................  30
   Section 14.1   Amendments...............................................  30
   Section 14.2   Meetings of the Partners.................................  31
ARTICLE 15
   GENERAL PROVISIONS......................................................  32
   Section 15.1   Addresses and Notice.....................................  32
   Section 15.2   Titles and Captions......................................  32
   Section 15.3   Interpretations..........................................  32
   Section 15.4   Further Action...........................................  33
   Section 15.5   Binding Effect...........................................  33
   Section 15.6   Creditors................................................  33
   Section 15.7   Waiver...................................................  33
   Section 15.8   Counterparts.............................................  33
   Section 15.9   Applicable Law...........................................  33
   Section 15.10  Invalidity of Provisions.................................  33

EXHIBITS
EXHIBIT A
PARTNERS AND PARTNERSHIP INTERESTS
EXHIBIT B
CAPITAL ACCOUNT MAINTENANCE
EXHIBIT C
SPECIAL ALLOCATION RULES
EXHIBIT D
NOTICE OF REDEMPTION

                                      iii

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          THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                          GOTHAM GOLF PARTNERS, L.P.

   This THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of Gotham
Golf Partners, L.P. (the "PARTNERSHIP"), dated as of [          ], 2002 (this
"AGREEMENT"), is entered into by and among Florida Golf Properties, Inc., a Florida corporation (the "WITHDRAWING GENERAL PARTNER"), Gotham Golf Corp., a Delaware corporation ("GGC"), Gotham Golf LLC, a single-member Delaware limited liability company and wholly owned subsidiary of the GGC ("GOLF LLC"), as the General Partner, and the Persons whose names are set forth on EXHIBIT A as attached hereto, as limited partners (collectively referred to herein as the "LIMITED PARTNERS" and individually as a "LIMITED PARTNER").

                                  WITNESSETH

   WHEREAS, the Partnership was formed pursuant to an agreement of limited partnership that from time to time prior to the date hereof was amended and restated (as so amended and restated immediately prior to the date hereof, the "AMENDED AGREEMENT");

   WHEREAS, the Partners desire to make additional amendments to and restate the Amended Agreement in order to provide for or attest to, among other things,
(i) the withdrawal of the Withdrawing General Partner as general partner of the Partnership and the admission of Golf LLC as the General Partner, (ii) the transfer of the General Partner Interest by the Withdrawing General Partner to Golf LLC, (iii) other amendments to the provisions of the Amended Agreement including amendments to the rights and obligations of the Partners, and (iv) the restatement of the Amended Agreement in its entirety.

   NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et seq.), as amended from time to time (the "ACT"), as follows:

                                   ARTICLE 1

                                 DEFINED TERMS

   The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

   "ACT" has the meaning set forth in the recitals hereof.

   "ADDITIONAL LIMITED PARTNER" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2 hereof and who is shown as such on the books and records of the Partnership.

   "ADJUSTED CAPITAL ACCOUNT" means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

   "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

   "AFFILIATE" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, or (ii) any officer, director, general partner, member, principal or trustee of such Person. For the purposes of this definition "CONTROL" (including with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY", and "UNDER COMMON CONTROL"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of that Person, whether through ownership of voting securities or otherwise.

   "AGREED VALUE" means in the case of any Contributed Property and, as of the time of its contribution to the Partnership, the value of such property as agreed to by the contributing Partner and the General Partner.

   "AGREEMENT" means this Third Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

   "AMENDED AGREEMENT" has the meaning set forth in the recitals hereof.

   "AVAILABLE CASH" means the amount of cash that the General Partner determines is available for distribution to Partners at any applicable time, taking into account available cash and anticipated cash flow and current and anticipated expenses of the Partnership after setting aside reserves in an amount reasonably deemed necessary to provide for the Partnerships planned capital expenditures, debt service and working capital.

   "BOOK-TAX DISPARITIES" means, with respect to any asset, as of the date of any determination, the difference between the Carrying Value of such asset and the adjusted basis thereof for federal income tax purposes as of such date.

   "BOTTOM GUARANTY" has the meaning set forth in paragraph (2) of Section
6.1.C.

   "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

   "CAPITAL ACCOUNT" means the Capital Account maintained for a Partner pursuant to EXHIBIT B hereof.

   "CAPITAL CONTRIBUTION" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section
4.1 or 4.2 hereof.

   "CARRYING VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

      (i) the initial Carrying Value of any Contributed Property by a Partner to the Partnership shall be the Agreed Value of such asset at the time of contribution;

      (ii) the Carrying Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, using such reasonable method of valuation as it may adopt, in its sole discretion, as of the following times: (1) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a DE MINIMIS contribution of money or other property;
   (2) the distribution by the Partnership of more than a DE MINIMIS amount of money or other property to a Partner as consideration for an interest in the Partnership; and (3) the liquidation of the Partnership within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g); PROVIDED, HOWEVER, that the adjustments pursuant to clauses (1) and (2) shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; PROVIDED FURTHER, HOWEVER, that an adjustment to the Carrying Values of all Partnership assets pursuant to this paragraph (ii) is made on the date hereof based upon the aggregate gross fair market value of all of the Partnership's assets (other than newly contributed assets) of $50 million plus the amount of outstanding liabilities.

      (iii) the Carrying Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution as determined by the General Partner, using such reasonable method of valuation as it may adopt, in its sole discretion; and

      (iv) the Carrying Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m); PROVIDED, HOWEVER, that Carrying Values shall not be adjusted pursuant to this subparagraph (iv) to the extent the General Partner determines that an adjustment pursuant to subparagraph (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

   If the Carrying Value of an asset has been determined or adjusted hereunder, such Carrying Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

   "CASH AMOUNT" means an amount of cash per Partnership Unit equal to the Value on the specified redemption date (selected in accordance with Section 8.6 and indicated on the subject Notice of Redemption) of the GGC Shares Amount.

   "CERTIFICATE" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

   "CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of GGC, as amended or restated from time to time.

   "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the Regulations.

   "CONSENT" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

   "CONTRIBUTED PROPERTY" means each property or other asset, in such form as may be permitted by the Act (but excluding cash) contributed or deemed contributed to the Partnership.

   "CONVERSION FACTOR" means 1.0, PROVIDED that in the event that GGC (i) declares or pays a dividend on its outstanding GGC Shares in GGC Shares or makes a distribution to all holders of its outstanding GGC Shares in GGC Shares, (ii) subdivides its outstanding GGC Shares, or (iii) combines its outstanding GGC Shares into a smaller number of GGC Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of GGC Shares issued and outstanding on the record date (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of GGC Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

   "DEBT" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

   "DEPRECIATION" means, for each fiscal year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; PROVIDED, HOWEVER, that if the federal income tax depreciation, amor-tization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner; PROVIDED FURTHER, HOWEVER, that if, subsequent to the date hereof, the Partnership elects to use the "remedial method" of allocation within the meaning of Regulation Section 1.704-3(d) with respect to any of its property, Depreciation shall be computed in accordance with such Regulation
Section 1.704-3(d)(2).

   "DISTRIBUTION PERIOD" means any calendar quarter or shorter period with respect to which a distribution of Available Cash is to be made to the Partners by the Partnership.

   "EFFECTIVE DATE" means the date hereof.

   "EXCESS NONRECOURSE LIABILITY" has the meaning set forth in paragraph (1) of
Section 6.1.C.

   "GENERAL PARTNER" means Gotham Golf LLC, a single-member Delaware limited liability company and wholly owned subsidiary of the GGC, or its successors as general partner of the Partnership.

   "GENERAL PARTNER INTEREST" means a Partnership Interest held by the General Partner that is a general partnership interest. A General Partner Interest may be expressed as a number of Partnership Units. For purposes of clarity, except as otherwise provided herein, the Partnership Units evidencing the General Partnership Interest shall have identical rights, privileges, powers and economic participation as Partnership Units evidencing a Limited Partnership Interest.

   "GGC" has the meaning set forth in the preamble hereof.

   "GGC SHARE" means a share of common stock of GGC.

   "GGC SHARES AMOUNT" means a number of GGC Shares equal to the product of the number of Partnership Units to be redeemed for the account of a Redeeming Partner, multiplied by the Conversion Factor.

   "GOLF LLC" has the meaning set forth in the preamble hereof.

   "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

   "INCAPACITY" or "INCAPACITATED" means, (i) as to any individual Partner, death, total and permanent physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate,
(ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter (or similar constitutive document), (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership, (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership, (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee), or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver of liquidator has not been vacated or stayed within ninety
(90) days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

   "INDEMNITEE" means (i) any Person made a party to a proceeding by reason of his status as (A) the General Partner or (B) a director, officer, agent or representative of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) acting on behalf of or in connection with the Partnership as the General Partner may designate from time to time, in its sole discretion.

   "INITIAL LIMITED PARTNER" has the meaning set forth in paragraph (1) of
Section 6.1.C.

   "INSOLVENCY EVENT" has the meaning set forth in Section 8.6.C.

   "LIMITED PARTNER" means any Person named as a Limited Partner in EXHIBIT A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner, Additional Limited Partner or, any permitted successor, assign or transferee of a Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

   "LIMITED PARTNERSHIP INTEREST" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units.

   "LIQUIDATING EVENTS" has the meaning set forth in Section 13.1.

   "LIQUIDATOR" has the meaning set forth in Section 13.2.

   "MINIMUM DEBT AMOUNT" has the meaning set forth in paragraph (1) of Section 6.1.C.

   "NET INCOME" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with EXHIBIT B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in EXHIBIT C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

   "NET LOSS" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with EXHIBIT B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in EXHIBIT C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

   "NEW SECURITY" has the meaning set forth in Section 4.2.C.

   "NONRECOURSE BUILT-IN GAIN" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

   "NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

   "NONRECOURSE LIABILITY" has the meaning set forth in Regulations Section 1.752-1(a)(2).

   "NOTICE OF REDEMPTION" means the Notice of Redemption substantially in the form of EXHIBIT D to this Agreement.

   "PARTNER" means a General Partner or a Limited Partner, and "PARTNERS" means the General Partner and the Limited Partners.

   "PARTNER MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

   "PARTNER NONRECOURSE DEBT" has the meaning set forth in Regulations Section 1.704-2(b)(4).

   "PARTNER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations
Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

   "PARTNERSHIP" means the limited partnership formed under the Act and continued pursuant to this Agreement (as amended and supplemented from time to time), and any successor thereto.

   "PARTNERSHIP INTEREST" means an ownership interest in the Partnership on account of a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

   "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

   "PARTNERSHIP RECORD DATE" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by GGC for a distribution to its shareholders of some or all of its portion of such distribution.

   "PARTNERSHIP UNIT" or a "UNIT" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units are set forth in EXHIBIT A hereto, as such Exhibit may be amended from time to time.

   "PARTNERSHIP YEAR" means the fiscal year of the Partnership, which shall be the calendar year.

   "PERCENTAGE INTEREST" means, as to a Partner, its interest in the Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified in EXHIBIT A attached hereto, as such Exhibit may be amended from time to time.

   "PERSON" means an individual, a corporation, partnership, trust, unincorporated organization, association or other entity.

   "RECAPTURE INCOME" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

   "REDEEMING PARTNER" has the meaning set forth in Section 8.6 hereof.

   "REDEMPTION AMOUNT" means either the Cash Amount or the GGC Shares Amount, as determined by the General Partner in its sole discretion. For purposes of clarity, it is acknowledged and agreed that a Redeeming Partner shall have no right, without the General Partner's consent, to receive the Redemption Amount in the form of the GGC Shares Amount.

   "REDEMPTION RIGHT" has the meaning set forth in Section 8.6 hereof.

   "REGULATIONS" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

   "RESIDUAL GAIN" or "RESIDUAL LOSS" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of EXHIBIT C to eliminate Book-Tax Disparities.

   "RIGHTS" mean any rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase GGC Shares or any other securities or property.

   "SECURITIES ACTS" has the meaning set forth in Section 11.2.A.

   "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is beneficially owned, directly or indirectly, by such Person.

   "SUBSTITUTED LIMITED PARTNER" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.3.

   "TAX LOAN" has the meaning set forth in Section 5.1.

   "TAX LOAN AMOUNT" has the meaning set forth in Section 5.1.

   "TAX RATE" means the marginal blended tax rate determined by assuming that
(i) such Person is an individual subject to the highest marginal individual United States federal income tax rate applicable for the applicable period,
(ii) such Person is subject to other income taxes at a 5% combined rate and
(iii) the other income taxes described in the preceding clause (ii) are deductible for United States federal income tax purposes.

   "TERMINATING CAPITAL TRANSACTION" means any sale, transfer, or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale, transfer, or other disposition of all or substantially all of the assets of the Partnership.

   "UNREALIZED GAIN" attributable to any Partnership asset means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such asset as of such date, over (ii) the Carrying Value of such asset prior to the date of determination.

   "UNREALIZED LOSS" attributable to any item of Partnership asset means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such asset prior to the date of determination over (ii) the Carrying Value of such property as of such date.

   "VALUATION DATE" means (i) the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter or (ii) in the case of a deemed exercise of a Redemption Right pursuant to Section 8.6.C., the date of the redemption of the subject Limited Partner's Partnership Units.

   "VALUE" means, with respect to a GGC Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the GGC Shares are listed or admitted to trading on any securities exchange or inter-dealer quotation system of a registered securities association, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if the GGC Shares are not listed or admitted to trading on any securities exchange or the inter-dealer quotation system of a registered securities association, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, in its sole discretion, or (iii) if the GGC Shares are not listed or admitted to trading on any securities exchange or the inter-dealer quotation system of a registered securities association and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, in its sole discretion, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; PROVIDED that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the GGC Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, appropriate. In the event the GGC Shares Amount includes Rights that a holder of GGC Shares would be entitled to receive, then the Value of such Rights shall be determined by the General Partner in good faith.

   "WITHDRAWING GENERAL PARTNER" has the meaning set forth in the preamble hereto.

                                   ARTICLE 2

                            ORGANIZATIONAL MATTERS

   Section 2.1 ORGANIZATION AND CONTINUATION. The Partnership is a limited partnership organized pursuant to the provisions of the Act, and the Partners hereby continue the Partnership pursuant to the Act and the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

   Section 2.2 NAME. The name of the Partnership is Gotham Golf Partners, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "LIMITED PARTNERSHIP," "L.P.," "LTD." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

   Section 2.3 REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE. The address of the registered office of the Partnership in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is Corporation Trust Company. The principal office of the Partnership is 575 East Chocolate Avenue, Hershey, PA 17033, or such other place as the General Partner may from time to time designate. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary, desirable or advisable.

   Section 2.4 POWER OF ATTORNEY.

   A. Each Limited Partner constitutes and appoints the General Partner, any Liquidator, and their respective authorized officers and attorneys-in-fact of each, severally (so that each may act singly) in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

      (1) sign, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) any and all certificates, documents and other instruments (including the Certificate and all amendments or restatements of this Agreement and the Certificate) that the General Partner or the Liquidator deems appropriate, desirable or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property, (b) any and all instruments that the General Partner deems appropriate, desirable or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms, (c) any and all conveyances and other instruments or documents that the General Partner deems appropriate, desirable or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation, (d) any and all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner, and (e) any and all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

      (2) sign, swear to, acknowledge and file any and all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate, desirable or necessary, in the sole discretion of the General Partner, to effectuate the terms or intent of this Agreement.

   Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

   B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner and the transfer of all or any portion of such Limited Partner's Partnership Units and shall extend to such Limited Partner's heirs, successors, assigns and personal representatives. Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney, and each such Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within fifteen
(15) days after receipt of the General Partner's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

   Section 2.5 TERM. The term of the Partnership commenced upon the filing of the Partnership's Certificate of Limited Partnership with the Secretary of State of Delaware, and shall continue until December 31, 2091, unless it is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

                                   ARTICLE 3

                                    PURPOSE

   Section 3.1 PURPOSE AND BUSINESS. The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, PROVIDED, HOWEVER, that such business shall be limited to and conducted in such a manner as determined by the General Partner, in its sole discretion, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing.

   Section 3.2 POWERS. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, PROVIDED that the Partnership shall not take, or refrain from taking, any action that, in the judgment of the General Partner, in its sole discretion, would violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing. The General Partner shall also be empowered to, and may, but need not, do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

                                   ARTICLE 4

                             CAPITAL CONTRIBUTIONS

   Section 4.1 CAPITAL CONTRIBUTIONS OF THE PARTNERS. Each of the Partners has made certain Capital Contributions or shall be deemed to have made a Capital Contribution in an amount correlating to such Partner's Limited Partnership Interest. To the extent that the Partnership acquires any property (i) by the merger, consolidation, amalgamation, recapitalization (or similar business combination) of any other Person into the Partnership, or (ii) by the acquisition by the Partnership of any Person or any interest in any Person, Persons who receive Partnership Interests in exchange for their interests in such Person by virtue of the described transactions with the Partnership shall become Partners and shall be deemed to have made Capital Contributions on account of such transactions, and, upon consummation of such transactions, EXHIBIT A shall be amended accordingly to reflect such deemed Capital Contributions. The Partners (and, with respect to John Caporaletti, subject to the Employment Agreement between the Partnership and John Caporaletti, dated as of the date hereof) shall own Partnership Units in the amounts set forth in EXHIBIT A and shall have a Percentage Interest in the Partnership as set forth in EXHIBIT A, which Percentage Interest shall be adjusted in EXHIBIT A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner's Percentage Interest. A number of Partnership Units held by the General Partner equal to, as of the Effective Date, one percent (1%) of all outstanding Partnership Units shall be deemed to be the General Partner Partnership Units and shall be the General Partnership Interest; PROVIDED (i) that such General Partner Partnership Units may be exchanged at any time by the General Partner, in its sole discretion, for an equivalent number of Limited Partner Partnership Units,
(ii) that such General Partnership Interest may be diluted or increased from time to time on account of activities of the General Partner or the Partnership (including the issuance of additional Partnership Units). Except as provided in
Section 10.5, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

   Section 4.2 ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS.

   A. The General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners or other Persons other than the General Partner (including in connection with the contribution of property to the Partnership) additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole discretion, including (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions, and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership.

   B. The General Partner may make Capital Contributions to the Partnership at such times and in such amounts as the General Partner, in its sole discretion, may determine necessary, desirable or advisable, but under no circumstances shall the General Partner be obligated to make any such Capital Contribution. In exchange for each such Capital Contribution, the Partnership shall issue to the General Partner (i) that number of Partnership Units equal to (a) the amount of the Capital Contribution divided by (b) the per Unit fair market value, as determined by the General Partner in its sole discretion, of the underlying assets of the Partnership or (ii) additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined in good faith by the General Partner, in its sole discretion, including (x) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests, (y) the right of each such class or series of Partnership Interests to share in Partnership distributions, and (z) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership.

   C. For the purpose of clarity, it is acknowledged and agreed that both GGC and the General Partner may issue additional securities or GGC Shares (or Rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase GGC Shares) (collectively, "NEW SECURITIES") at such times and in such amounts and for such consideration as GGC or the General Partner (as the case may be), in its sole discretion, determines. Under no circumstances shall GGC or the General Partner be obligated to contribute to the Partnership all or any part of the proceeds from any issuance of such New Securities or from the exercise of rights contained in such New Securities, and GGC or the General Partner (as the case may be) may, in its sole discretion, retain all such proceeds or dispose of such proceeds in such manner as GGC or the General Partner (as the case may be) determines, in its sole discretion.

   Section 4.3 NO PREEMPTIVE RIGHTS. No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Partnership Units.

                                   ARTICLE 5

                                 DISTRIBUTIONS

   Section 5.1 REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS; TAX LOANS.

   A. Except as set forth herein, the General Partner shall make distributions on behalf of the Partnership to the Partners in proportion to their Percentage Interests at such times and in such amounts as it chooses, in its sole discretion; PROVIDED, HOWEVER, (i) that no distributions shall be paid (whether declared or not) to the Partners (other than the General Partner as provided in this Section 5.1.A) until such time as GGC has declared and distributed dividends owing to holders of GGC Shares or preferred stock (and, PROVIDED further that the General Partner shall be authorized to make distributions to itself or GGC, as a Limited Partner, on account of such dividends) and (ii) distributions (in kind or otherwise) shall be made to Limited Partners in amounts equivalent to the amounts per GGC Share that such Limited Partners would have been entitled to receive had such Partners exercised their respective Redemption Rights in full (pursuant to the terms of Section 8.6) immediately prior to the declared and distributed dividends or other distributions owing to holders of GGC Shares (PROVIDED that, for purposes of the foregoing, any Partnership Interest held by the General Partner will be considered to have a Redemption Right). For the purpose of clarity, it is acknowledged and agreed that no Partner is entitled to receive distributions on account of Partnership Units that have been redeemed or exchanged for GGC Shares on or prior to the date of such distribution.

   B. If the aggregate of the distributions to a Partner made pursuant to
Section 5.1.A and during the 45 day period following the tax period to which this Section 5.1.B applies (except with respect to a year in which there is a merger, consolidation, amalgamation, recapitalization (or other similar business combination) or sale of all or substantially all of the assets of the Partnership) are less than the excess, if any, of (a) the product of (i) the taxable income for federal income tax purposes of the Partnership allocable (without regard to any adjustment under Section 743 of the Code) to such Partner for such fiscal year (computed as if taxable losses allocated pursuant to this Agreement to such Partner in prior fiscal years (to the extent such taxable losses have not already served to reduce Tax Loans pursuant to this
Section 5.1.B) were carried forward and treated as recognized by such Partner in the fiscal year at issue) and (ii) the Tax Rate for such fiscal year over
(b) the amount distributed to such Partner for such fiscal year pursuant to
Section 5.1.A with respect to such fiscal year other than amounts distributed during the initial 45 days of such fiscal year to the extent such amounts decreased the amount of any Tax Loan for a prior fiscal year (such excess being referred to herein as the "TAX LOAN AMOUNT"), Available Cash shall be loaned to such Partner (each such loan a "TAX LOAN"). For the avoidance of doubt, it is acknowledged and agreed that any Tax Loans shall not be deemed to be distributions for any purpose.

   C. Amounts loaned to a Partner in respect of a Tax Loan shall be subject to the following terms: (i) each Tax Loan shall have a term of three (3) years, shall be pre-payable by the borrower on two (2) days prior written notice, and shall be subject to successive renewals on substantially identical terms at the subject Partner's option (PROVIDED, HOWEVER, that such Partner may prepay such loan plus accrued interest, in whole or in part, without premium or penalty);
(ii) each Tax Loan shall bear interest at a rate equal to 10% per annum, where such interest shall be capitalized and payable upon satisfaction of such loan;
(iii) each Tax Loan shall be a full recourse personal obligation of the subject Partner and secured by a pledge of the subject Partner's Limited Partnership Interests (existing at the time of the distribution of such loan or acquired thereafter) to the full extent of such loan, and the General Partner may require the execution of documentation evidencing such loan and such security as a condition to distributing funds in respect of such loan; (iv) if and to the extent the subject Partner is entitled to any distributions (other than in connection with a Tax Loan), such distributions shall first apply toward prepayment (or repayment, as the case may be) of any principal and accrued interest relating to any outstanding Tax Loans; and (v) if and to the extent the subject Partner exercises or is deemed to have exercised his Redemption Right, any proceeds on account of the exercise of such Redemption Right shall first apply toward prepayment (or repayment, as the case may be) of any principal and accrued interest relating to any outstanding Tax Loans, prior to the Partner's receipt of any cash or GGC Shares (as applicable) on account of such redemption.

   D. Any outstanding Tax Loan to any Limited Partner shall, subject to the proviso at the end of this sentence, become automatically due and payable, together with accrued interest, without demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever, all of which are hereby waived by each Limited Partner in the event that (i) such Limited Partner is or was an officer or employee of the General Partner or the Partnership and resigns, departs or is terminated (with or without cause) from such position or
(ii) such Limited Partner is in default or breach of any covenant under the terms of any mortgage, pledge, encumbrance or hypothecation secured by such Limited Partner's Limited Partnership Interest; PROVIDED, HOWEVER, that in the event of such resignation, departure, termination, default or breach, such Limited Partner shall have six (6) months during which to satisfy its obligations on account of this Section 5.1.D, and interest on any outstanding Tax Loan shall continue to accrue during such time period.

   E. Any Tax Loan shall be made to each Partner by April 1st of each year with respect to the immediately preceding fiscal year. Anything to the contrary herein notwithstanding, in no event shall the Partnership be required to (i) borrow funds, nor shall any Partner be required to make capital contributions, to fund the distribution of any Tax Loan or (ii) make any Tax Loan in the event that (A) two-thirds (66 2/3%) or more of the fair market value (measured as of the time of the Tax Loan) of a Limited Partner's Partnership Units are subject to any lien, mortgage, pledge, encumbrance or hypothecation, (B) the distribution of any Tax Loan would, or could reasonably be expected, to cause the insolvency of the Partnership or (C) the General Partner reasonably determines that it is not in the best interest of the General Partner or the Partnership to make any Tax Loan.

   Section 5.2 AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the General Partner or the Limited Partners shall be treated as amounts distributed to the General Partner or Limited Partners, as the case may be, pursuant to Section 5.1.A for all purposes under this Agreement; PROVIDED, HOWEVER, that amounts that any Limited Partner is required to and in fact does repay pursuant to Section 10.5 hereof shall not be treated as amounts distributed to such Limited Partner.

   Section 5.3 DISTRIBUTIONS UPON LIQUIDATION. Proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with
Section 13.2.

                                   ARTICLE 6

                                  ALLOCATIONS

   Section 6.1 ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with EXHIBIT B hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

   A. NET INCOME.  After giving effect to the special allocations set forth in
Section 1 of EXHIBIT C, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1.B exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of
Section 6.1.A, and (ii) thereafter, Net Income shall be allocated to the Partners in accordance with their respective Percentage Interests.

   B. NET LOSSES.  After giving effect to the special allocations set forth in
Section 1 of EXHIBIT C, Net Losses shall be allocated to the Partners in accordance with their respective Percentage Interests, provided that Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitations set forth in this Section 6.1.B shall be allocated to the General Partner.

   C. ALLOCATION OF NONRECOURSE DEBT. For purposes of Section 752 of the Code, for taxable periods of the Partnership up to and including the taxable year ending December 31, 2009, the Partners agree as follows:

      (1) Nonrecourse Liabilities of the Partnership in excess of the sum of
   (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain (such portion of the Nonrecourse Liabilities, the "EXCESS NONRECOURSE LIABILITIES") shall be allocated among the Partners in accordance with their respective Percentage Interests. Notwithstanding the foregoing, in the event that such allocation of Excess Nonrecourse Liabilities would result in the aggregate amount of Nonrecourse Liabilities allocable to any Limited Partner who is a Limited Partner on the date of this Agreement (an "INITIAL LIMITED PARTNER") being less than the amount set forth opposite his name on Schedule 6.1C* hereto (a Limited Partner's

   "MINIMUM DEBT AMOUNT"), then the Excess Nonrecourse Liabilities shall be allocated in accordance with Regulations Section 1.752-3(a)(3) first to reflect the Partners' respective shares of the amount of "built-in gain" (within the meaning of such Regulation) allocable to them in accordance with Code Section 704(c) (or in accordance with Code Section 704(c) principles pursuant to Regulations Section 1.704-3(a)(6)). For purposes of the preceding sentence, (i) allocations of Excess Nonrecourse Liabilities shall be done on a liability-by-liability basis (or on a property-by-property basis if a Nonrecourse Liability is secured by more than one property); and
   (ii) the allocation methodology described in the preceding sentence shall be used with respect to such individual Nonrecourse Liabilities only to the minimum extent necessary so that the aggregate amount of Nonrecourse Liabilities allocable to each of the Initial Limited Partners at least equals such Initial Limited Partner's Minimum Debt Amount (or the maximum amount that is mathematically possible if no application of such methodology would result in each Initial Limited Partner having a share of the Nonrecourse Liabilities that would at least equal his Minimum Debt Amount), and once such allocation is equal to such Initial Limited Partner's Minimum Debt Amount, the balance of all Nonrecourse Liabilities shall be allocated in accordance with the first sentence of this paragraph.

      (2) On January 1 of each of 2006, 2007, 2008 and 2009, the Minimum Debt Amount of each Initial Limited Partner listed on Schedule 6.1C shall be increased by such Partner's ratable share (determined by relative Percentage Interests) of one million dollars. In the event that the aggregate amount of Nonrecourse Liabilities allocated to an Initial Limited Partner (taking into account the provisions of paragraph (1) above) is less than his Minimum Debt Amount, at the request of the Initial Limited Partner, made not more frequently than once per year, the Partnership shall use commercially reasonable efforts to arrange for (or permit the Initial Limited Partner to arrange for) a guaranty of an amount of the Partnership's liabilities (a "BOTTOM GUARANTY") on terms reasonably satisfactory to the Initial Limited Partner; PROVIDED, HOWEVER, that the amount of any such Bottom Guaranty shall not exceed the lesser of (A) the excess of such Initial Limited Partner's Minimum Debt Amount over his allocable share of the Nonrecourse Liabilities of the Partnership and (B) the amount by which the Initial Limited Partner's Minimum Debt Amount has been increased pursuant to the first sentence of this paragraph (2). In no event shall any such Bottom Guaranty (i) cause the Initial Limited Partner to be liable for repayment of any debt or any portion of any debt in excess of 30% of the fair market value of the property securing the indebtedness at the time at which the Bottom Guaranty is entered or (ii) relate to indebtedness for which some other Partner bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) after taking into account the Bottom Guaranty. If, despite the commercially reasonable efforts of the Partnership, the Partnership is unable to arrange or provide such a Bottom Guaranty with respect to an amount of its liabilities, the Partnership shall permit the requesting Initial Limited Partner to provide the Partnership with an indemnity or reimbursement agreement on terms reasonably satisfactory to the Initial Limited Partner in order to cause the Initial Limited Partner to bear the economic risk of loss for an equivalent amount one or more liabilities of the Partnership. The Partners and the Partnership agree that the use of commercially reasonable efforts shall not require the Partnership to expand any funds or incur any costs or expenses, other than reasonable accounting and legal fees.

      (3) In no event shall the obligations of the Partnership pursuant to paragraph (2) of this Section 6.1C prevent the Partnership from conducting its normal business operations including undertaking any merger, property acquisition or disposition, refinancing, issuance of additional interests in the Partnership or liquidation of the Partnership.

   D. RECAPTURE INCOME. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to EXHIBIT C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

--------
* [LP'S NEGATIVE TAX CAPITAL ACCOUNT PLUS HIS PERCENTAGE INTEREST OF $3 MILLION]

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                                   ARTICLE 7

                     MANAGEMENT AND OPERATIONS OF BUSINESS

   Section 7.1 MANAGEMENT.

   A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner, in its sole discretion, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or those powers that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to
Section 7.3 hereof, shall have the full power and authority to do all things deemed, in its sole discretion, necessary, appropriate, proper, advisable, incidental to, convenient for or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including:

      (1) the making of any expenditures, the lending or borrowing of money (including making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

      (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

      (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all the assets of the Partnership;

      (4) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment and the making of Capital Contributions to its Subsidiaries;

      (5) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful, appropriate, advisable, desirable or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement;

      (6) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

      (7) the determination of the appropriate accounting method or methods to be used by the Partnership;

      (8) the establishment and adjustment of budgets for the operations of the Partnership or any of the Partnership Subsidiaries;

      (9) subject to any applicable written and executed consulting or employment agreements, the selection and dismissal of employees of the Partnership or the General Partner (including employees having titles such as "President", "Vice President", "Secretary", "General Counsel" and "Treasurer"), and agents, outside attorneys, accountants, consultants, financial advisors and contractors of the General Partner or the Partnership and the determination of their compensation and other terms of employment or hiring;

      (10) the maintenance of insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

      (11) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

      (12) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

      (13) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including the contribution or loan of funds by the Partnership to such Persons);

      (14) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt; and

      (15) the merger, consolidation, amalgamation, recapitalization or other business combination with any other Person or Persons, or the sale, exchange, transfer or other disposition of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions.

   B. Except as otherwise provided in Section 7.3, each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned instruments, agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

   C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

   D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole discretion, deems appropriate and reasonable from time to time.

   E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of a tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

   F. Anything to the contrary contained herein notwithstanding, all decisions, determinations, judgments, actions, undertakings or exercises of power and/or authority by the General Partner hereunder shall be taken or made at the direction of the manager (or managers as the case may be) of Golf LLC, unless such manager delegates its authority to so decide, determine, adjudge, act, undertake undertakings or exercise its power and or authority, in whole or in part, to any director, officer, employee, representative or agent of Golf LLC, in which case such director, officer, employee, representative or agent shall take or make decisions, determinations, judgments, actions, undertakings or exercises of power and/or authority on behalf of the General Partner to the extent of such delegation to such Person by such manager.

   Section 7.2 CERTIFICATE OF LIMITED PARTNERSHIP. The General Partner has previously filed the Certificate with the Secretary of State of Delaware. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the

Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(3) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property.

   Section 7.3 RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY. The General Partner may not, without the Consent of all of the Limited Partners, take any action in contravention of this Agreement, including performing any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act.

   Section 7.4 REIMBURSEMENT OF THE GENERAL PARTNER AND GGC; ADVANCES TO THE GENERAL PARTNER AND GGC.

   A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

   B. The foregoing notwithstanding, the General Partner or GGC, as the case may be, shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, in its sole discretion, for all expenses incurred relating to the operation of, or for the benefit of, the Partnership. The General Partner shall determine in good faith the amount of expenses incurred by it or GGC related to the operation of, or for the benefit of, the Partnership. In the event that certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7 hereof.

   C. The General Partner and GGC also shall be reimbursed for all expenses incurred relating to any issuance of additional Partnership Interests, GGC Shares or other equity or debt interest of the Partnership, the General Partner or GGC.

   D. Except as otherwise provided herein, the General Partner and GGC may receive from the Partnership, at any time and for any reason, an advance of funds on account of future distributions; PROVIDED, HOWEVER, that any such advance shall be a full recourse obligation of the General Partner or GGC, as the case may be, to repay such advance on the terms and conditions determined by the General Partner, in its sole discretion, but in any event without interest.

   Section 7.5 OUTSIDE ACTIVITIES OF THE GENERAL PARTNER; PARTNERSHIP OPPORTUNITIES.

   A. The General Partner shall devote to the Partnership such time as may be necessary for the performance of its duties as General Partner, but the General Partner is not required, and is not expected, to devote its full time to the performance of such duties. Subject to any agreement entered into pursuant to
Section 7.6.E hereof and any other agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, the General Partner and, subject to any agreement to the contrary (including any noncompetition, non-solicitation or similar agreement), any officer, director, principal, member, employee, agent, trustee, Affiliate or equity holder of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership (including acquiring, owning and operating golf courses, golf-related businesses and interests and real estate and incurring indebtedness in its own name, whether or not the proceeds of such indebtedness are used for the benefit of the Partnership and any other business authorized by the Charter of the General Partner), including engaging in other business interests and activities in direct or indirect competition with the Partnership. Neither the Partnership nor any Partners shall have any right by virtue of this Agreement or the partnership relationship established hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. No Partner or Affiliate thereof shall incur any liability to the Partnership or the other Partners or their Affiliates as the result of such pursuit of such other business interests, ventures and activities. Neither the General Partner nor any Affiliate of the General Partner shall be obligated to present any particular opportunity to the Partnership even if such opportunity is of a character that, if presented to the Partnership, could be taken by the Partnership, and, regardless of whether such opportunity is competitive with the Partnership, the General Partner or any Affiliate of the General Partner shall have the right to take for its own account (individually or as a trustee, partner or fiduciary), or to recommend to others, any such opportunity. The General Partner and any of its Affiliates may acquire Limited Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partnership Interests.

   B. For purposes of clarity, it is acknowledged and agreed that each of the General Partner and GGC may, from time to time (each in its sole discretion), issue, sell, dispose, transfer, buy, procure, purchase and/or redeem any of their respective debt or equity interests (including GGC Shares), whether in connection with a stock repurchase or similar program or otherwise. In addition, each of the General Partner and GGC may, from time to time (each in its sole discretion), issue, sell, dispose, transfer, buy, procure, purchase and/or redeem Partnership Units or any other debt or equity interest of the Partnership in accordance with the terms hereof.

   Section 7.6 CONTRACTS WITH AFFILIATES AND RELATED MATTERS.

   A. The Partnership may lend or contribute to its Subsidiaries or other Persons (including the General Partner and GGC), and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

   B. The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon terms and conditions established in the sole discretion of the General Partner.

   C. The General Partner and any of its Affiliates may, but are under no obligation to, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, the Partnership, directly or indirectly, pursuant to transactions that are on terms and conditions established in the sole discretion of the General Partner.

   D. The General Partner, in its sole discretion, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership's Subsidiaries.

   E. The General Partner is expressly authorized (but not required) to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole discretion, believes are desirable, convenient, advisable or otherwise necessary.

   F. In furtherance of the terms of this Agreement, it is acknowledged and agreed that, subject to the terms and conditions of this Agreement and applicable law, GGC shall use its reasonable best efforts to take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to make effective the terms contemplated by this Agreement if any action or undertaking required of the General Partner hereby necessarily requires participation, assistance or action on the part of GGC.

   Section 7.7 INDEMNIFICATION.

   A. The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership and/or the General Partner in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received and intended to receive an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order, settlement or upon a plea of nolo contendere or its equivalent does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in
Section 7.7.A. The termination of any proceeding by conviction, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in Section 7.7.A. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership.

   B. The Partnership may (but is not obligated to) pay or reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

   C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity. In the event of an inconsistency between the terms of the indemnification provided in this Section 7.7 and the terms of any indemnification provided under any agreement entered into between the Partnership and an Indemnitee or any other person, the terms more favorable to the Indemnitee shall govern.

   D. The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

   E. For purposes of this Section 7.7, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan, (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7, and (iii) actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

   F. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

   G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

   H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

   Section 7.8 LIABILITY OF THE GENERAL PARTNER.

   A. Notwithstanding anything to the contrary set forth in this Agreement, to the greatest extent permitted by applicable law, the General Partner shall not be liable for monetary damages to the Partnership, any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission by the General Partner (whether in good faith or otherwise).

   B. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, that the General Partner is under no obligation or duty of any kind to consider the separate interests of the Limited Partners (including the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions.

   C. The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

   D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

   Section 7.9 OTHER MATTERS CONCERNING THE GENERAL PARTNER.

   A. The General Partner may rely on and shall not be liable to any Partner or the Partnership in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

   B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other agents, consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion or advice of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith (whether such opinion or advice was rendered in writing or otherwise).

   C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, employees, agents or representatives and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

   Section 7.10 TITLE TO PARTNERSHIP ASSETS. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees or designees, as the General Partner may determine, in its sole discretion, including Affiliates of the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, regardless of the name in which legal title to such Partnership assets is held.

   Section 7.11 RELIANCE BY THIRD PARTIES. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell, dispose, pledge, transfer or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and
(iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                   ARTICLE 8

                  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

   Section 8.1 LIMITATION OF LIABILITY. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

   Section 8.2 MANAGEMENT OF BUSINESS. No Limited Partner (other than the General Partner, any of its Affiliates or any officer, director, trustee representative, principal, member, employee, partner, agent of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

   Section 8.3 OUTSIDE ACTIVITIES OF LIMITED PARTNERS. Subject to any agreements entered into pursuant to Section 7.6.E hereof and any other agreements entered into by a Limited Partner or its Affiliates with the Partnership, a Subsidiary or their respective Affiliates, any Limited Partner and any officer, director, trustee principal, member, employee, agent, Affiliate, shareholder or representative of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct or indirect competition with the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

   Section 8.4 RETURN OF CAPITAL. Except pursuant to the Redemption Right set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. No

Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or, except to the extent provided by EXHIBIT C hereof or as permitted by Section 4.2., or otherwise expressly provided in this Agreement, as to profits, losses or distributions.

   Section 8.5 RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP.

   A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Limited Partner shall have the right, for a purpose directly related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a specific statement of the purpose of such demand and at such Limited Partner's own expense:

      (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934, as amended;

      (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

      (3) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

      (4) to obtain a copy of any other business records relating to the business of the Partnership reasonably requested by such Limited Partner; PROVIDED that, in the event of such request, such Limited Partner shall first execute a confidentiality agreement in the form reasonably required by the General Partner.

   B. The Partnership shall notify each Limited Partner in writing of any change made to the Conversion Factor pursuant to this Agreement within ten (10) Business Days of the date such change becomes effective.

   C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

   Section 8.6 REDEMPTION RIGHT

   A. At any time from and after one year from the date hereof or at such other time as agreed in writing by any Limited Partner and the General Partner, and subject to Sections 8.6.B, 8.6.C and 8.6.D, each Limited Partner, other than the General Partner, shall have the right (the "REDEMPTION RIGHT") to require the Partnership to redeem or caused to be redeemed on a specified redemption date (which date shall be no less than five (5) Business Days after the receipt by the General Partner of a Notice of Redemption) all or a portion of the Partnership Units held by such Limited Partner at a redemption price equal to and in the form of the Redemption Amount to be paid by the Partnership or a designee chosen by the General Partner, in its sole discretion. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the redemption right (the "REDEEMING PARTNER"). The foregoing notwithstanding, a Limited Partner may not exercise the Redemption Right in respect of Partnership Units with an aggregate value less than $25,000 or, if such Limited Partner holds less than that amount of Partnership Units, all of the Partnership Units held by such Limited Partner. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid after (i) the date of receipt by the General Partner of a Notice of Redemption with respect to the Partnership Units to be redeemed by the

Partnership or (ii) in the case of a deemed exercise of the Redemption Right pursuant to 8.6.C, the date of the redemption of the subject Limited Partner's Partnership Units), or, in each case if such date is not a Business Day, the first Business Day thereafter.

   B. Notwithstanding the provisions of Section 8.6.A, the General Partner or its designee may, in the General Partner's sole discretion, assume directly and satisfy a Redemption Right by paying to the Redeeming Partner the Redemption Amount on the specified redemption date, whereupon the General Partner or its designee, as the case may be, shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. In the event that the General Partner shall exercise its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner or its designee, on the one hand, and the Redeeming Partner, on the other hand, as a sale of the Redeeming Partner's Partnership Units to the General Partner for federal income tax purposes. Each Redeeming Partner agrees to execute such documents as the Partnership or the General Partner, as the case may be, may reasonably require in connection with the issuance of GGC Shares upon exercise of the Redemption Right. For purposes of clarity, it is acknowledged and agreed that the General Partner can satisfy a Redemption Right by choosing, in its sole discretion, to have the Redeeming Partner paid either the Cash Amount or the GGC Shares Amount.

   C. Notwithstanding the provisions of Sections 8.6.A and 8.6.B, (i) if a Limited Partner (other than the General Partner) effects or attempts to effect a transfer (as defined in Article 11) of its Limited Partnership Interest or any Partnership Units beneficially owned by such Limited Partner in contravention of provisions herein relating to transfers of such Limited Partnership Interests or Partnership Units, or (ii) if (a) the General Partner or GGC shall become insolvent (however such insolvency may be evidenced) or (b) proceedings are instituted by or against the General Partner or GGC under the United States Bankruptcy Code or under any bankruptcy, reorganization or insolvency law or other law for the relief of debtors and, in the case of involuntary proceedings, the General Partner or GGC, as the case may be, is unable to have such proceedings dismissed within 60 days after commencement thereof ((a) and (b) collectively, an "INSOLVENCY EVENT"), then the General Partner may, in its sole discretion, treat such Limited Partner in the foregoing clause (i) or, in the case of the foregoing clause (ii), treat all Limited Partners, in each case, as if such Limited Partners had exercised their respective Redemption Rights in respect of their Limited Partnership Interests or Partnership Units. For the purposes of this Section 8.6.C, no Notice of Redemption or specified redemption date shall be required. Instead, the General Partner shall, if it so chooses in its sole discretion, redeem such Limited Partnership Interests or Partnership Units for the Redemption Amount at a time and place of the General Partner's choosing, in its sole discretion.

   D. Notwithstanding the provisions of Sections 8.6.A, 8.6.B and 8.6.C, except as otherwise agreed to in writing between the Partnership and any Limited Partner, the Redemption Amount owing to a Redeeming Partner shall be decreased by an amount equal to any monies owing from such Redeeming Partner to the Partnership or GGC, whether or not such monies are then due.

                                   ARTICLE 9

                    BOOKS, RECORDS, ACCOUNTING AND REPORTS

   Section 9.1 RECORDS AND ACCOUNTING. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5.A hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

   Section 9.2 FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year.

                                  ARTICLE 10

                                  TAX MATTERS

   Section 10.1 PREPARATION OF TAX RETURNS. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

   Section 10.2 TAX ELECTIONS. Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election pursuant to the Code including the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including the election under Section 754 of the Code) upon the General Partner's determination in its sole discretion that such revocation is in the best interests of the Partners.

   Section 10.3 TAX MATTERS PARTNER.

   A. The General Partner shall be the "TAX MATTERS PARTNER" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners; PROVIDED, HOWEVER, that such information is provided to the Partnership by the Limited Partners.

   B. The tax matters partner is authorized, but not required:

      (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "TAX AUDIT" and such judicial proceedings being referred to as "JUDICIAL REVIEW"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "NOTICE PARTNER" (as defined in Section 6231 of the Code) or a member of a "NOTICE GROUP" (as defined in Section 6223(b)(2) of the Code);

      (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "FINAL ADJUSTMENT") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership's principal place of business is located;

      (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

      (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

      (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

      (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

   The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in
Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

   C. Except as otherwise provided herein, the tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing his duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging his duties hereunder.

   Section 10.4 ORGANIZATIONAL EXPENSES. The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

   Section 10.5 WITHHOLDING. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at a rate equal to 10% per annum from the date such amount is due (I.E., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                  ARTICLE 11

                           TRANSFERS AND WITHDRAWALS

   Section 11.1 TRANSFER.

   A. The term "TRANSFER," when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to transfer its General Partner Interest to another Person or by which a Limited Partner purports to transfer its Limited Partnership Interest to another Person, and includes any direct or indirect a sale, assignment, gift, encumbrance, hypothecation, mortgage, tender, exchange, any other disposition by operation of law or otherwise or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership. The foregoing notwithstanding, the term "TRANSFER" when used in this Article 11 does not include any redemption of Partnership Units by a Limited Partner or acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.6.

   B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Subject to Section 8.6, any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void. The foregoing notwithstanding, each Limited Partner may pledge or otherwise transfer his Limited Partnership Interests, in whole or in part, upon terms and conditions mutually agreeable to such Limited Partner and the General Partner (acting in its sole discretion).

   Section 11.2 LIMITED PARTNERS' RIGHTS TO TRANSFER.

   A. Other than as provided in Sections 11.2 and 11.3, a Limited Partner (other than the General Partner) may not transfer other than with the prior written consent of the General Partner (such consent which shall be given or withheld in the General Partner's sole discretion), all or any portion of his Partnership Interest, or any of such Limited Partner's rights as a Limited Partner. Notwithstanding anything else contained herein to the contrary, the General Partner may prohibit or otherwise limit or restrict any transfer by a Limited Partner of his Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would violate or otherwise require the filing of a registration statement under the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisors Act of 1940 (collectively, the "SECURITIES ACTS"), any regulations promulgated under any of the Securities Acts, or any other federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit. Furthermore, no transfer by a Limited Partner of his Partnership Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

   B. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

   C. Notwithstanding any provision to the contrary set forth in this Article 11, a Limited Partner may at any time transfer all or any portion of his Partnership Interests to (a) any other Limited Partner or (b) a Limited Partner's Family (as hereinafter defined). "FAMILY" shall mean, with respect to a particular Limited Partner, such Equityholder's estate and heirs and current and former spouse(s), parents, parents-in-law, children, children-in-law, siblings, nephews, nieces and grandchildren and any trust, entity or estate, all of the beneficiaries and/or actual and beneficial owners of which consist solely of such Limited Partner or such Limited Partner's current or former spouse(s), parents, parents-in-law, children, children-in-law, siblings, nephews, nieces and grandchildren.

   Section 11.3 SUBSTITUTED LIMITED PARTNERS.

   A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.3 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

   B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement and shall, at the request of the General Partner, execute any documentation evidencing the same.

   C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend EXHIBIT A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

   Section 11.4 GENERAL PROVISIONS.

   A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article 11 or pursuant to redemption of all of its Partnership Units under Section 8.6.

   B. Any Limited Partner who shall transfer all of his Partnership Units in a transfer permitted pursuant to this Article 11 or pursuant to redemption of all of its Partnership Units under Section 8.6 shall cease to be a Limited Partner.

   C. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

   D. If any Partnership Interest is transferred during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this
Article 11 or redeemed or transferred pursuant to Section 8.6, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight on the last day of said month. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer or redemption shall be made to the transferor Partner, and all distributions of Available Cash thereafter shall be made to the transferee Partner.

                                  ARTICLE 12

                             ADMISSION OF PARTNERS

   Section 12.1 ADMISSION OF SUCCESSOR GENERAL PARTNER. A successor to all of the General Partner's General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner, or who is a successor General Partner by operation of contract of law shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

   Section 12.2 ADMISSION OF ADDITIONAL LIMITED PARTNERS.

   A. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the reasonable discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

   B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

   Section 12.3 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED
PARTNERSHIP. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of EXHIBIT A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to
Section 2.4 hereof.

                                  ARTICLE 13

                          DISSOLUTION AND LIQUIDATION

   Section 13.1 DISSOLUTION. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("LIQUIDATING EVENTS"):

      A.  the expiration of its term as provided in Section 2.5 hereof;

      B. an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after the withdrawal all the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

      C. on or after January 1, 2050 an election to dissolve the Partnership made by the General Partner, in its sole discretion;

      D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or

      E. a final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

   Section 13.2 WINDING UP.

   A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the "LIQUIDATOR")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner in its sole discretion, include any equity interests in the General Partner) shall be applied and distributed in the following order:

      (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

      (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner;

      (3) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners; and

      (4) The balance, if any, to the General Partner and Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

   B. Notwithstanding the provisions of Section 13.2.A hereof, which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, then the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

   Section 13.3 COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS. In the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

      A. distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

      B. withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partner and Limited Partners as soon as practicable.

   Section 13.4 DEEMED DISTRIBUTION AND RECONTRIBUTION. Notwithstanding any other provision of this Article 13, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the Property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

   Section 13.5 RIGHTS OF LIMITED PARTNERS. Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership or the General Partner. No Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions, or allocations.

   Section 13.6 NOTICE OF DISSOLUTION. In the event that a Liquidating Event occurs or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within ninety (90) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

   Section 13.7 CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

   Section 13.8 REASONABLE TIME FOR WINDING UP. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

   Section 13.9 WAIVER OF PARTITION. Each Partner hereby waives any right to partition of the Partnership property.

                                  ARTICLE 14

                 AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

   Section 14.1 AMENDMENTS.

   A. Amendments to this Agreement may be proposed at any time. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than thirty (30) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 14.1.B, 14.1.C or 14.1.D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners (including Limited Partnership Interests and General Partnership Interest held by the General Partner).

   B. Notwithstanding Section 14.1.A, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

      (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

      (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

      (3) to set forth the rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2.A or Section 4.2.B hereof;

      (4) to reflect a change that is of an inconsequential nature and does not adversely affect the rights of the Limited Partners hereunder in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

      (5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The General Partner will provide reasonable notice to the Limited Partners when any action under this Section 14.1.B is taken.

   C. Notwithstanding Section 14.1.A hereof, this Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partnership interest, (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5, or the allocations specified in Article 6 (except as permitted pursuant to Section 4.2 and Section 14.1.B(3) hereof), (iv) alter or modify the Redemption Right and GGC Shares Amount as set forth in Section 8.6, and related definitions hereof, (v) cause the termination of the Partnership prior to the time set forth in Sections 2.5 or 13.1, or (vi) amend this Section 14.1.C. Further, no amendment may alter the restrictions on the General Partner's authority set forth in Section 7.3 without the Consent specified in that section.

   D. Notwithstanding the foregoing and Section 14.1.A hereof, the General Partner shall not amend Section 4.2.B, 7.5, 7.6, 7.7, 11.2, 14.1, 14.2 or the definition of the term "CONVERSION FACTOR" as defined herein without the Consent of a majority of the Percentage Interests of the Limited Partners excluding Limited Partnership Interests and General Partnership Interest held by the General Partner.

   Section 14.2 MEETINGS OF THE PARTNERS.

   A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding 25 percent or more of the Partnership Interests.

The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1 hereof. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests shall control.

   B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

   C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

   D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

                                  ARTICLE 15

                              GENERAL PROVISIONS

   Section 15.1 ADDRESSES AND NOTICE.

   Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address set forth in EXHIBIT A or such other address as the Partners shall notify the General Partner in writing.

   Section 15.2 TITLES AND CAPTIONS.

   All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "ARTICLES" and "SECTIONS" are to Articles and Sections of this Agreement.

   Section 15.3 INTERPRETATIONS.

   Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision. Wherever the words "include," "includes" or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation."

Wherever the words "in its sole discretion", "in the General Partner's discretion" (including, with correlative meanings, the terms "absolute discretion" or "individual discretion" or similar words or phrases), as applied to decisions, determinations, judgments, actions, undertakings or exercises of power and/or authority by the General Partner, its sole member, GGC or its Board of Directors (whether or behalf of the Partnership or otherwise), shall be interpreted to mean that such Persons may decide, make determinations, adjudge, act, undertake undertakings or exercise its power and or authority with respect to such matters (i) without reference to its fiduciary or other duties, whether arising under law, equity or otherwise owing to the Partnership, the Part-ners (including the Limited Partners) or any other Persons and (ii) the Limited Partners shall be deemed to have consented to and/or approved all such matters without any further action on their or the General Partner's part.

   Section 15.4 FURTHER ACTION.

   The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

   Section 15.5 BINDING EFFECT.

   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

   Section 15.6 CREDITORS.

   None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

   Section 15.7 WAIVER.

   No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

   Section 15.8 COUNTERPARTS.

   This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

   Section 15.9 APPLICABLE LAW.

   This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

   Section 15.10 INVALIDITY OF PROVISIONS.

   If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          GOTHAM GOLF CORP.

                                          By:________________________________
                                             William A. Ackman
                                             Chairman, Board of Directors

                                          GOTHAM GOLF LLC

                                          By:________________________________

                                          WITHDRAWING GENERAL PARTNER:

                                          FLORIDA GOLF PROPERTIES, INC.

                                          By:________________________________
                                             John Caporaletti
                                             President

                                          LIMITED PARTNERS:

                                          _____________________________________
                                          R. Daniel Mays

                                          _____________________________________
                                          Stephen J. Garchik

                                          _____________________________________
                                          John Caporaletti

                                          _____________________________________
                                          William F. Leahy

                                          FLORIDA GOLF ASSOCIATES, L.P.

                                          By: GGP, INC., its General Partner

                                          By:________________________________
                                             Stephen J. Garchik
                                             President

                                          GOTHAM PARTNERS, L.P.

                                          By: Section H Partners, L.P.,
                                                its general partner

                                          By: Karenina Corporation,
                                                a general partner of Section H
                                                Partners, L.P.

                                          By:________________________________
                                             William A. Ackman
                                             President

                                          GOTHAM PARTNERS III, L.P.

                                          By: Section H Partners, L.P.,
                                                its general partner

                                          By: Karenina Corporation,
                                                a general partner of Section H
                                                Partners, L.P.

                                          By:________________________________
                                             William A. Ackman
                                             President

                                          SYDNE MICHELLE GARCHIK TRUST

                                          By:________________________________
                                             Sandy R. Garchik, Trustee

                                          JESSICA KATHERINE GARCHIK TRUST

                                          By:________________________________
                                             Sandy R. Garchik, Trustee

                                          MICHAEL ROSS GARCHIK TRUST

                                          By:________________________________
                                             Sandy R. Garchik, Trustee

                                          MATTHEW J. KATZMAN 1996 TRUST

                                          By:________________________________
                                             Stephen J. Garchik, Trustee

                                          DAVID ERIC KATZMAN 1997 TRUST

                                          By:________________________________
                                             Stephen J. Garchik, Trustee

                                                 Effective as of [Closing Date]

                                   EXHIBIT A

                      PARTNERS AND PARTNERSHIP INTERESTS

                                 NUMBER OF
                                PARTNERSHIP    AGREED INITIAL    PERCENTAGE OF
NAME AND ADDRESS OF PARTNER        UNITS          CAPITAL     PARTNERSHIP INTEREST
---------------------------     -----------    -------------- --------------------
GENERAL PARTNER:
Gotham Golf LLC
575 East Chocolate Avenue
Hershey, PA 17033                                                  1.00000000%
LIMITED PARTNERS:
Gotham Golf Corp.
575 East Chocolate Avenue
Hershey, PA 17033                                                  91.5000000%
R. Daniel Mays
14610 SW 64 Court
Miami, FL 33158                                                    2.40000000%
Stephen J. Garchik
1930 Isaac Newton Square
Suite 207
Reston, VA 20190                                                    2.2162174%
John Caporaletti
670 Pheasant Run Road
Hummelstown, Pa 17036                                               1.8750000%
Sydne Michelle Garchik Trust
1930 Isaac Newton Square
Suite 207
Reston, VA 20190                                                    0.2017565%
Jessica Katherine Garchik Trust
1930 Isaac Newton Square
Suite 207
Reston, VA 20190                                                    0.2017565%
Michael Ross Garchik Trust
1930 Isaac Newton Square
Suite 207
Reston, VA 20190                                                    0.2017565%
Matthew Jay Katzman 1996 Trust
1930 Isaac Newton Square
Suite 207
Reston, VA 20190                                                    0.2017565%
David Eric Katzman 1997 Trust
1930 Isaac Newton Square
Suite 207
Reston, VA 20190                                                    0.2017565%
                                -----------      ----------        ----------
TOTAL:                                                                 100.00%
                                ===========      ==========        ==========

                                   EXHIBIT B

                          CAPITAL ACCOUNT MAINTENANCE

   1. CAPITAL ACCOUNTS OF THE PARTNERS

   A. The Partnership shall maintain for each Partner a separate Capital
Account in accordance with the rules of Regulations Section l.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.A of the Agreement and EXHIBIT C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.B of the Agreement and EXHIBIT C hereof.

   B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a) (1) of the Code shall be included in taxable income or loss), with the following adjustments:

      (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations
   Section l.704-1(b)(2)(iv)(m)(4).

      (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable gross income or are neither currently deductible nor capitalized for federal income tax purposes.

      (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

      (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

      (5) In the event the Carrying Value of any asset is adjusted pursuant to clauses (ii) through (iv) of the definition of "CARRYING VALUE", the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

      (6) Any items specially allocated under Section 2 of EXHIBIT C hereof shall not be taken into account.

   C. Generally, a transferee of a Partnership Unit shall succeed to a pro-rata portion of the Capital Account of the transferor.

   (2) (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and the definition of Carrying Value, the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in clause (ii) of the definition of "CARRYING VALUE," as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to
Section 6.1 of the Agreement.

   D. The provisions of the Agreement (including this EXHIBIT B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article 14 of the Agreement, PROVIDED that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section l.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

   2. NO INTEREST

   No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

   3. NO WITHDRAWAL

   No Partner shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 7 and 13 of the Agreement.

                                   EXHIBIT C

                           SPECIAL ALLOCATION RULES

   1. SPECIAL ALLOCATION RULES

   Notwithstanding any other provision of the Agreement or this EXHIBIT C, the following special allocations shall be made in the following order:

   A. MINIMUM GAIN CHARGEBACK. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this EXHIBIT C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

   B. PARTNER MINIMUM GAIN CHARGEBACK.  Notwithstanding any other provision of
Section 6.1 of this Agreement or any other provisions of this EXHIBIT C (except
Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations
Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership Year, other than allocations pursuant to
Section 1.A hereof.

   C. QUALIFIED INCOME OFFSET. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) and shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a "qualified income offset" under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

   D. NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which would satisfy such requirements.

   E. PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

   F. CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

   2. ALLOCATIONS FOR TAX PURPOSES

   A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this EXHIBIT C.

   B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

      (1) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2.C of this EXHIBIT C); and

      (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this EXHIBIT C.

      (2) (a) In the case of an Adjusted Property, such items shall (i) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to EXHIBIT B, and (ii) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this EXHIBIT C; and

      (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of "book" gain or loss is allocated pursuant to Section
   6.1 of the Agreement and Section 1 of this EXHIBIT C.

      (3) all other items of income, gain, loss and deduction shall be allocated among the Partners the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this EXHIBIT C.

   C. To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall have the authority and sole discretion to elect the method to be used by the Partnership and such election shall be binding on all Partners; PROVIDED, HOWEVER, that for any disparity between the Carrying Value of property and such property's adjusted basis resulting from adjustment to the Carrying Value of Partnership assets on the date hereof, the Partnership shall elect to use the "traditional method" set forth in Treasury Regulation
(S)1.704-3(b).

                                   EXHIBIT D

                             NOTICE OF REDEMPTION

   The undersigned hereby irrevocably (i) redeems        Partnership Units in
Gotham Golf Partners, L.P. in accordance with the terms of the Agreement of Limited Partnership of Gotham Golf Partners, L.P., as amended, and the Redemption Right referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein and (iii) directs that the Cash Amount or GGC Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address and on date specified below, and if GGC Shares are to be delivered, such GGC Shares be registered in GGC's transfer books and records or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies, that the undersigned (a) has marketable, and unencumbered title to such Partnership Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.

Dated:___________________    Name of Limited Partner:__________________________

                                          _____________________________________
                                          (Date of Redemption)

                                          _____________________________________
                                          (Signature of Limited Partner)

                                          _____________________________________
                                          (Street Address)

                                          _____________________________________
                                          (City)        (State)      (Zip Code)

                                    Signature Guaranteed by:

                                          _____________________________________

If GGC Shares are to be issued, issue to:

Name:

Please insert social security or identifying number: